Exhibit 10(b)

SECRETARIAL CERTIFICATION

INDEPENDENT SUBCOMMITTEE

OF THE

PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE

OF

TCF FINANCIAL CORPORATION

October 22, 2001

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                Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

APPENDIX A

TAX WITHOLDING PROCEDURES

UPON VESTING OF RESTRICTED STOCK AWARDS

(10-03-01)

These Procedures have been adopted as an Appendix to the TCF Financial 1995 Incentive Stock Program by the Independent Sub-Committee of the Personnel Committee of the Board of Directors of TCF Financial Corporation.

Tax Withholding on Vesting of Restricted Stock

Automatic Method of Withholding —Net Against the Shares Vesting:  The minimum required withholding (28% federal plus applicable state percentage), plus FICA and Medicare taxes due, will be deducted from each grant as of the date it vests.  Valuation for both the income reported and the withholding will equal the fair market value of the stock on the vesting date.

Alternative Election-Pay by Check: Grantees may elect to pay the withholding by check. TCF Legal will calculate the amount due on the vesting date based on fair market value on that date. TCF Legal will not distribute shares until the check is received.  Election Deadline — Two weeks prior to the vesting date.

Exception for Deferred Grants: Grantees are required to pay FICA and Medicare taxes due by check.

Exception for Partially Deferred Grants: Withholding and taxes due upon vesting of the grant will be netted against the non-deferred portion of the grant with the grantee required to pay the balance due, if  any, by check.

•                  Distributions will be sent by U.S. Mail to the home address on file with the TCF Legal Department unless grantee has provided other delivery instructions in writing. If grantee has a stock brokerage account, distributions can be sent to it on a same day basis.

•                  These procedures are subject to interpretation and application by the company, whose interpretations are final.

I, Gregory J. Pulles, Secretary of  TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Personnel/Shareholder Relations Committee TCF Financial Corporation meeting held on October 22, 2001 and that the minutes have not been modified or rescinded as of the date hereof.

(Corporate Seal)

Dated:  December 12, 2001

                                                                                                /s/ Gregory J. Pulles

                                                                                                Gregory J. Pulles